UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2021

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13785 Research Blvd, Suite 150
Austin, Texas 78750
(Address of Principal Executive Offices, and Zip Code)

(512) 275-0072
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)

On April 26, 2021, Charles T. Doyle provided notice to Q2 Holdings, Inc. (the "Company") of his resignation as a member of the Board of Directors of the Company (the "Board"), and from his service on the Board's audit and nominating and corporate governance committees, in each case effective immediately. Mr. Doyle's decision to resign was not the result of any disagreement with the Company.

(d)

On April 26, 2021, the Board appointed Lynn Antipas Tyson as a director to fill the vacancy created by Mr. Doyle's resignation from the Board. Ms. Tyson's initial term as a director will expire at the Company's 2021 annual meeting of stockholders, or until her successor is elected and qualified or until her earlier resignation or removal.

On April 26, 2021 the Board also appointed Ms. Tyson to serve as a member of the Board's audit committee and its nominating and corporate governance committee. The Board determined that Ms. Tyson is independent in accordance with the applicable rules of the New York Stock Exchange ("NYSE"). The Board also determined that Ms. Tyson meets the requirements for financial literacy and sophistication and qualifies as an "audit committee financial expert" under the applicable rules of the NYSE and Securities and Exchange Commission rules and regulations.

Ms. Tyson was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and Ms. Tyson has no direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Tyson will participate in the Company's director compensation plan for non-employee directors, as described under the heading "Compensation of Directors" in the Company's definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2020, with compensation for her initial term pro-rated for her partial year of service.

Ms. Tyson has served as the Executive Director of Investor Relations for Ford Motor Company, a car manufacturer, since October 2017 and is also a member of Ford's Enterprise Leadership Team. From July 2015 until June 2017, Lynn was Vice President, Investor Relations, at Atento S.A., a provider of client relationship and business process outsourcing services. Prior to that, from November 2013 until April 2015, Lynn served as Vice President, Investor Relations and Global Corporate Communications, for helicopter-services company CHC Helicopter, and as Senior Vice President, Investor Relations, at AECOM, an infrastructure consulting firm, from June 2012 to November 2013. Lynn twice served as a corporate finance leader at PepsiCo, a food and beverage company, where she started her career in 1985. She also led Investor Relations for Yum! Brands when it was spun off from PepsiCo in 1997. Lynn spent ten years at Dell, Inc., a computer and network infrastructure and services provider, including as Senior Vice President, Investor Relations and Global Corporate Communications and served on Dell's Global Executive Management Committee. Lynn holds a B.S. in Psychology from The City University of New York – City College of New York and an M.B.A. from New York University.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

April 29, 2021	/s/ David J. Mehok David J. Mehok Chief Financial Officer